MINING PROPERTY ACQUISITION AGREEMENT

THIS  is dated for reference June 6, 2011.

BETWEEN:

POTASH AMERICA, INC., a company registered pursuant to the laws of the State of Nevada having a registered office at 200 South Virginia Street, 8th Floor, Reno, Nevada, U.S.A., 89501

( “Purchaser”)

AND:

HABITANTS MINERALS LTD., a company having an address at 500 – 120 Eglinton East, Toronto, Ontario, Canada, M4P 1E2

 ( “Vendor”)

A.

The Vendor is the registered beneficial owner of an undivided one hundred percent (100%) interest in and to those certain mineral interests which are more particularly described in Schedule "A" attached hereto (the “Property”); and

B.

The Vendor wishes to sell to the Purchaser an undivided one hundred percent (100%) interest in and to the Property and any deposits of minerals on the Property, and the Purchaser wishes to acquire the same on the terms and subject to the conditions as are more particularly set forth herein.

THEREFORE in consideration of the mutual covenants and agreements in this Agreement, the parties agree as follows:

1.

DEFINITIONS AND INTERPRETATION

1.1

For the purposes of this Agreement:

(a)

"Affiliate" means any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by, or is under common control with, a party to this Agreement. For purposes of the preceding sentence, "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise;

(b)

"Effective Date" means, June 6, 2011;

(c)

"Payment" means the payments contemplated in paragraph 3.2;

(d)

"Property" means properties in Newfoundland, Canada, more particularly described in Schedule "A" of this Agreement; and

(e)

"Property Rights" means all licences, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties, either before or after the date of this Agreement, and necessary for the development of the Property or for the purpose of placing the Property into production or of continuing production on the Property.

1.2

For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)

"this Agreement" means this mining acquisition agreement and all Schedules attached hereto;

(b)

any reference in this Agreement to a designated "Section", "Schedule", "paragraph" or other subdivision refers to the designated section, schedule, paragraph or other subdivision of this Agreement;

(c)

the words "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement;

(d)

any reference to a statute includes and, unless otherwise specified herein, is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding such statute or such regulation;

(e)

any reference to "party" or "parties" means the Vendor, the Purchaser, or both, as the context requires;

(f)

the headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement; and

(g)

all references to currency refer to United States dollars.

1.3

The following are the Schedules to this Agreement, and are incorporated into this Agreement by reference:

Schedule "A":

Property-Legal Description and Location

2.

REPRESENTATIONS AND WARRANTIES OF THE VENDORS AND THE PURCHASER

2.1

The Vendor represents and warrants to the Purchaser that:

(a)

the Vendor is the beneficial owner of a 100% interest in the Property and the Vendor has the full right, power, capacity and authority to enter into, execute and deliver this Agreement;

(b)

the Property is free and clear of, and from, all liens, charges and encumbrances with all assessment work therein having been duly completed through the year ended December 31, 2010;

(c)

the Vendor holds all permits, licences, consents and authorities issued by any government or governmental authority which are necessary in connection with the ownership and operation of its business and the ownership of the Property;

(d)

the Property has been properly staked, located and recorded pursuant to the applicable laws and regulations of Newfoundland, Canada and all mining claims comprising the Property are in good standing;

(e)

there are no outstanding agreements or options to acquire the Property or any portion thereof, and no person, firm or corporation has any proprietary or possessor interest in the Property;

(f)

to the best of the Vendor's knowledge, there are no outstanding orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the Property and the conduct of the operations related thereto, and the Vendor has not received any notice of the same and is not aware of any basis on which any such orders or direction could be made;

(g)

there is no adverse claim or challenge against or to the ownership of or title to any part of the Property and, to the best of the Vendor’s knowledge there is no basis for such adverse claim or challenge which may affect the Property;

(h)

the consummation of the transactions contemplated by this Agreement does not and will not conflict with, constitute a default under, result in a breach of, entitle any person or company to a right of termination under, or result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever upon or against the property or assets of the Vendor, under its constating documents, any contract, agreement, indenture or other instrument to which the Vendor is a party or by which it is bound, any law, judgment, order, writ, injunction or decree of any court, administrative agency or other tribunal or any regulation of any governmental authority;

(i)

there are no actual or pending proceedings for, and the Vendor is unaware of any basis for, the institution of any proceedings leading to the placing of the Vendor in bankruptcy or subject to any other laws governing the affairs of insolvent parties and the Property does not represent all or substantially all of the Vendor’s corporate undertaking;

(j)

reclamation and rehabilitation of those parts of the Property which have been previously worked have been properly completed in compliance with all applicable laws;

(k)

the Vendor has advised the Purchaser of all of the material information relating to the mineral potential of the Property of which it has knowledge; and

(l)

there are no mine workings or waste dumps or mine tailings on the property.

2.2

The representations and warranties contained in paragraph 2.1 are provided for the exclusive benefit of the Purchaser, and a breach of any one or more representations or warranties may be waived by the Purchaser in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in paragraph 2.1 will survive the execution and delivery of this Agreement.

2.3

The Purchaser represents and warrants to the Vendor that:

(a)

the Purchaser is a valid and subsisting corporation duly incorporated and in good standing under the laws of the State of Nevada, U.S.A.;

(b)

the Purchaser has the full right, power, capacity and authority to enter into, execute and deliver this Agreement and to be bound by its terms;

(c)

the consummation of this Agreement will not conflict with nor result in any breach of its constating documents or any covenants or agreements contained in or constitute a default under any agreement or other instrument whatever to which the Purchaser is a party or by which the Purchaser is bound or to which the Purchaser may be subject; and

(d)

no proceedings are pending for, and the Purchaser is unaware of any basis for, the institution of any proceedings leading to the placing of the Purchaser in bankruptcy or subject to any other laws governing the affairs of insolvent parties.

2.4

The representations and warranties contained in paragraph 2.3 are provided for the exclusive benefit of the Vendor, and a breach of any one or more representations or warranties may be waived by the Vendor in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in paragraph 2.3 will survive the execution and delivery of this Agreement.

2.5

The Vendor and the Purchaser acknowledge that the Vendor will maintain control of the Property, subject to this Agreement, and subject to all appropriate local and national governmental approvals and environmental considerations.

3.

PURCHASE

3.1

The Vendor hereby sells to the Purchaser a one hundred percent (100%) undivided interest in and to the Property and all minerals on the Property, free and clear of all claims, taxes, liens or encumbrances, on the terms and conditions set out herein.

3.2

The consideration payable by the Purchaser to the Vendor pursuant to this Agreement shall be for the aggregate consideration of $50,000 consisting of the following:

(a)

$30,000 which has already been provided to the Vendor, and

(b)

balance of $20,000 on the closing of this Agreement.

3.3

If the Purchaser identifies any material defect in the Vendor’s title to the Property, the Purchaser shall give the Vendor notice of such defect.  If the defect has not been cured within 30 days of receipt of such notice, the Purchaser shall be entitled to take such curative action as is reasonably necessary, and shall be entitled to deduct the costs and expenses incurred in taking such action from Payments then otherwise due or accruing due to the Vendor.  If there are no such Payments, the Purchaser shall be entitled to a refund in the amount of said costs and expenses.

3.4

If any third party asserts any right or claim to the Property or to any amounts payable to the Vendor, the Purchaser may deposit any amounts otherwise due to the Vendor in escrow with a suitable agent until the validity of such right or claim has been finally resolved.  If the Purchaser deposits said amounts in escrow, the Purchaser shall be deemed not in default under this Agreement for failure to pay such amounts to the Vendor.

4.

PROPERTY EXPLORATION AND MAINTENANCE

4.1

The Purchaser shall be the operator in connection with the Property.

4.2

The Purchaser agrees that when acting as operator it will submit reports of its exploration activities on the Property to the appropriate government or regulatory authorities as may be required to maintain the Property in good standing.

5.

RIGHT OF ENTRY

5.1

The Purchaser and its employees, agents, directors, officers and independent contractors will have the exclusive right in respect of the Property to:

(a)

enter the Property without disturbance;

(b)

do such prospecting, exploration, development and/or other mining work on and under the Property to carry out exploration expenditures as the Purchaser may determine necessary or desirable;

(c)

bring and erect upon the Property such buildings, plant, machinery and equipment as the Purchaser may deem necessary or desirable in its sole discretion; and

(d)

remove from the Property all metals and minerals derived from its operations on the Property as may be deemed necessary by the Purchaser for testing.

6.

RECORDING OF AGREEMENT

6.1

The Vendor and the Purchaser will execute and deliver such additional documentation as legal counsel for the Vendor and the Purchaser determine is necessary in order to duly register and record in the appropriate registration and recording offices notice that the Vendor’s interest in and to the Property is subject to and bound by the terms of this Agreement.

7.

CONDITIONS PRECEDENT

7.1

The obligation of the Purchaser to consummate the transactions contemplated under this Agreement is subject to the receipt of any required governmental or regulatory approvals and the Purchaser being satisfied with a due diligence review of the title to the Property held by the Vendor which is for the Purchaser’s sole benefit and may be waived in writing by the Purchaser.

8.

JOINT OBLIGATIONS

8.1

Unless this Agreement is terminated in accordance with paragraph 12.1, the parties covenant and agree with each other that they will co-operate in good faith to:

(a)

maintain the Property in good standing by doing and filing all assessment work or making payments in lieu thereof and by performing all other acts which may be necessary in order to keep the Property in good standing and free and clear of all liens and other charges arising from or out of the Purchaser's activities on the Property;

(b)

do all work on the Property in accordance with sound mining, exploration and engineering practices and in compliance with all applicable laws, bylaws, regulations, orders, and lawful requirements of any governmental or regulatory authority and comply with all laws governing the possession of the Property, including, without limitation, those governing safety, pollution and environmental matters; and,

(c)

maintain true and correct books, accounts and records of operations thereunder, such records to be open at all reasonable times upon reasonable notice for inspection by the other party or its duly authorized representative.

9.

RIGHTS AND OBLIGATIONS AFTER TERMINATION

9.1

If this Agreement terminates pursuant to the provisions of paragraph 12.1, then the Purchaser will deliver a deed of quit claim or other appropriate instrument to the Vendors in recordable form whereby the Purchaser will acknowledge and agree that it has no interest either legal or equitable in and to the Property.

10.

FORCE MAJEURE

10.1

If either party is at any time prevented or delayed in complying with any of the provisions of this Agreement (the "Affected Party") by reason of strikes, lockouts, land claims and blockages, NGO activities, forest or highway closures, earthquakes, subsidence, general collapse or landslides, interference or the inability to secure on reasonable terms any private or public permits or authorizations, labour, power or fuel shortages, fires, wars, acts of God, civil disturbances, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the reasonable control of the Affected Party whether or not foreseeable (provided that lack of sufficient funds to carry out exploration on the Property will be deemed not to be beyond the reasonable control of the Affected Party), then the time limited for the performance by the Affected Party of its obligations hereunder will be extended by a period of time equal in length to the period of each such prevention or delay.  Nothing in this paragraph 10.1 or this Agreement will relieve either Party from its obligation to maintain the claims comprising the Property in good standing and to comply with all applicable laws and regulations including, without limitation, those governing safety, pollution and environmental matters.

10.2

The Affected Party will promptly give notice to the other party of each event of force majeure under paragraph 10.1 within 7 days of such event commencing and upon cessation of such event will furnish the other party with written notice to that effect together with particulars of the number of days by which the time for performing the obligations of the Affected Party under this Agreement has been extended by virtue of such event of force majeure and all preceding events of force majeure.

11.

CONFIDENTIAL INFORMATION

11.1

The terms of this Agreement and all information obtained in connection with the performance of this Agreement will be the exclusive property of the parties hereto and except as provided in paragraph 11.2, will not be disclosed to any third party or the public without the prior written consent of the other party, which consent will not be unreasonably withheld.

11.2

The consent required by paragraph 11.1 will not apply to a disclosure:

(a)

to an Affiliate, consultant, contractor or subcontractor that has a bona fide need to be informed;

(b)

to any third party to whom the disclosing party contemplates a transfer of all or any part of its interest in this Agreement;

(c)

to a governmental agency or to the public which such party believes in good faith is required by pertinent laws or regulation or the rules of any applicable stock exchange;

(d)

to an investment dealer, broker, bank or similar financial institution, in confidence if required as part of a due diligence investigation by such financial institution in connection with a financing required by such party or its shareholders or affiliates to meet, in part, its obligations under this Agreement; or

(e)

in a prospectus or other offering document pursuant to which such party proposes to raise financing to meet, in part, its obligations under this Agreement.

12.

DEFAULT AND TERMINATION

12.1

Subject to section 10, if at any time a party is in default of any requirement of this Agreement or is in breach of any provision contained in this Agreement, the party affected by the default (the "Non-Defaulting Party") may terminate this Agreement by giving written notice of termination to the other party but only if:

(a)

it will have given to the other party written notice of the particular failure, default, or breach on the part of the other party; and

(b)

the other party has not, within 30 days following delivery of such written notice of default, cured such default or commenced to cure such default, it being agreed by each party that should it so commence to cure any default it will prosecute such cure to completion without undue delay.

12.2

Notwithstanding any termination of this Agreement, the Purchaser will remain liable for those obligations specified in Sections 9, 11 and 13 and the Vendor will remain liable for its obligations under Subsection 3.4 and Sections 11 and 13.

13.

INDEPENDENT ACTIVITIES

13.1

Except as expressly provided herein, each party shall have the free and unrestricted right to independently engage in and receive the full benefit of any and all business endeavours of any sort whatsoever, whether or not competitive with the endeavours contemplated herein without consulting the other or inviting or allowing the other to participate therein. No party shall be under any fiduciary or other duty to the other which will prevent it from engaging in or enjoying the benefits of competing endeavours within the general scope of the endeavours contemplated herein. The legal doctrines of "corporate opportunity" sometimes applied to persons engaged in a joint venture or having fiduciary status shall not apply in the case of any party. In particular, without limiting the foregoing, no party shall have any obligation to any other party as to:

(a)

any opportunity to acquire, explore and develop any mining property, interest or right presently owned by it or offered to it outside of the Property at any time; and

(b)

the erection of any mining plant, mill, smelter or refinery, whether or not such mining plant, mill, smelter or refinery treats ores or concentrates from the Property.

14.

INDEMNITY

14.1

The Vendor covenants and agrees with the Purchaser (which covenant and agreement will survive the execution, delivery and termination of this Agreement) to indemnify and save harmless the Purchaser against all liabilities, claims, demands, actions, causes of action, damages, losses, costs, expenses or legal fees suffered or incurred by the Purchaser, directly or indirectly, by reason of or arising out of any warranties or representations on the part of the Vendor herein being untrue or arising out of work done by the Vendor on or with respect to the Property.

14.2

The Purchaser covenants and agrees with the Vendor (which covenant and agreement will survive the execution, delivery and termination of this Agreement) to indemnify and save harmless the Vendor against all liabilities, claims, demands, actions, causes of action, damages, losses, costs, expenses or legal fees suffered or incurred by reason of or arising out of any warranties or representations on the part of the Purchaser herein being untrue or arising out of the Purchaser and its duly authorized representatives accessing the Property.

15.

GOVERNING LAW

15.1

This Agreement will be construed and in all respects governed by the laws of the State of Nevada.

16.

NOTICES

16.1

All notices, payments and other required communications and deliveries to the parties hereto will be in writing, and will be addressed to the parties as follows or at such other address as the parties may specify from time to time:

(a)

to the Vendor:

HABITANTS MINERALS LTD., a company having an address at 500 – 120 Eglinton East, Toronto, Ontario, Canada, M4P 1E2.

and:

(b)

to the Purchaser:

POTASH AMERICA, INC., a company having an address at 200 South Virginia Street, 8th Floor, Reno, Nevada, U.S.A., 89501

Notices must be delivered, sent by prepaid registered mail or if transmitted by facsimile or other form of recorded communication, tested prior to transmission to such Party and addressed to the Party to which notice is to be given. If notice is sent by facsimile or other form of recorded communication or is delivered, it will be deemed to have been given and received at the time of transmission or delivery. If notice is mailed, it will be deemed to have been received five business days following the date of the mailing of the notice. If there is an interruption in normal mail service due to strike, labour unrest or other cause at or prior to the time a notice is mailed the notice will be sent by facsimile or other form of recorded communication or will be delivered.

16.2

Either party hereto at any time or from time to time notify the other party in writing of a change of address and the new address to which a notice will be given thereafter until further change.

17.

ASSIGNMENT

17.1

The Purchaser has the right to assign all or any part of its interest in the Property and this Agreement.  It shall be a condition to any such assignment that the assignee of the interest being transferred agrees in writing to be bound by the terms of this Agreement, as if it had been an original party hereto.

18.

ENTIRE AGREEMENT

18.1

This Agreement constitutes the entire agreement between the Vendor and the Purchaser and will supersede and replace any other agreement or arrangement, whether oral or in writing, previously existing between the parties with respect to the subject matter of this Agreement.

19.

CONSENT OR WAIVER

19.1

No consent or waiver, express or implied, by either party hereto in respect of any breach or default by the other party in the performance by such other party of its obligations under this Agreement will be deemed or construed to be consent to or waiver or any other breach or default.

20.

FURTHER ASSURANCES

20.1

The parties will promptly execute, or cause to be executed, all bills of sale, transfers, documents, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent and purpose of this Agreement or to record wherever appropriate the respective interests from time to time of the parties hereto in and to the Property.

21.

SEVERABILITY

21.1

If any provision of this Agreement is or will become illegal, unenforceable or invalid for any reason whatsoever, such illegal, unenforceable or invalid provisions will be severable from the remainder of this Agreement and will not affect the legality, enforceability or validity of the remaining provisions of this Agreement.

22.

ENUREMENT

22.1

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

23.

AMENDMENTS

23.1

This Agreement may only be amended in writing with the mutual consent of all parties.

24.

COUNTERPARTS

24.1

This Agreement may be executed in any number of counterparts and by facsimile transmission with the same effect as if all parties hereto had signed the same document. All counterparts will be construed together and constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement the 6th day of June, 2011.

POTASH AMERICA, INC.

Per:  /s/ “Barry Wattenberg”

Authorized Signatory

HABITANTS MINERALS LTD.

Per:  /s/ “Samantha Ram”

Authorized Signatory

SCHEDULE "A"

Licence 018321M

Licence Holder:	Habitants Minerals Ltd.
Address:	500 - 120 Eglinton East Toronto, ON Canada, M4P 1E2
Licence Status:	Issued
Location:	Robinsons River,Western Nfld
Electoral Dist.:	11 St. George's-Stephenville
Recorded Date:	2010/12/03
Issuance Date:	2011/01/03
Renewal Date:	2016/01/03
Report Due Date:	2012/03/05
Org. No. Claims:	11.0000
Cur. No. Claims:	11.0000
Recording Fee:	$110.00
Receipt(s):	57044012	(2010/12/03)	$110.00
Deposit Amount:	$550.00
Deposit:	57044012	(2010/12/03)	$550.00
Map Sheet No(s):	12B/02

Comments:

Mapped Claim Descripton:

Beginning at the Northeast corner of the herein described parcel of land, and said corner having UTM coordinates of 5 340 000 N, 362 500 E; of Zone 21; thence South 1,500 metres, thence West 1,500 metres, thence North 500 metres, thence West 500 metres, thence North 1,000 metres, thence East 2,000 metres to the point of beginning. All bearings are referred to the UTM grid, Zone 21. NAD27.

Land Claims (effective 2005/12/01):
LISA: 0.00%	LIL: 0.00%	VBP: 0.00%	Crown: 100.00%

Extensions:		None

Work Reports:		None

$2,200.00 to be expended on this license by 2012/01/03

Licence Transfers:

New Holder	Transfer Date	Fee	Receipt Number	Receipt Date	Volume/Folio
_________________________________________________________________________
Habitants Minerals Ltd.	2011/03/15	24/134

Partial Surrenders:	None

This Licence replaces Licence Number(s):	None

This Licence is replaced by Licence Number(s):	None

Work Report Descriptions:	None

Detailed breakdown of projected required expenditure:

Actual Year	Actual Expenditure	Work Year	Excess Expenditure	Claims
_________________________________________________________________________
1	$0.00
1	-$2,200.00	11.0000
_________________________________________________________________________